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                                                                  EXECUTION COPY

                                                                       Exhibit 1


                                  $200,000,000

                      UTILICORP CANADA FINANCE CORPORATION

                           7.75% Senior Notes due 2011

                   guaranteed as to principal and interest by

                              UTILICORP UNITED INC.

                               PURCHASE AGREEMENT


                                                                   June 13, 2001


CREDIT SUISSE FIRST BOSTON CORPORATION
TD SECURITIES (USA) INC.
BMO NESBITT BURNS CORP.
RBC DOMINION SECURITIES CORPORATION
c/o Credit Suisse First Boston Corporation ("CSFBC")
Eleven Madison Avenue
New York, New York  10010-3629

Dear Sirs:

          UtiliCorp Canada Finance Corporation, a Nova Scotia unlimited company (the "COMPANY"), proposes to issue and sell to UtiliCorp Canada Ventures, LLC, a Delaware limited liability company (the "SELLING NOTEHOLDER") and the Selling Noteholder proposes to sell to Credit Suisse First Boston Corporation, TD Securities (USA) Inc., BMO Nesbitt Burns Corp. and RBC Dominion Securities Corporation (the "PURCHASERS") $200,000,000 in aggregate principal amount of the Company's 7.75% Senior Notes due 2011 (the "NOTES") to be issued pursuant to the terms of an Indenture, dated as of June 20, 2001, as amended and supplemented by the First Supplemental Indenture, dated as of June 20, 2001 (the "INDENTURE"), among the Company, UtiliCorp United Inc., a Delaware corporation ("UTILICORP", and together with the Company and the Selling Noteholder, the "COMPANIES") and Bank One Trust Company, N.A., as trustee (the "TRUSTEE"), relating to the Notes. The Notes are to be unconditionally guaranteed by UtiliCorp (such guarantee, the "GUARANTEE"). The Purchasers propose to purchase all of the Notes.

          The Notes will be offered to you pursuant to exemptions from the registration requirements under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Company and UtiliCorp have prepared an offering memorandum, dated June 13, 2001 (as may be amended and supplemented, the "OFFERING MEMORANDUM"), relating to the Companies, the Notes and the Guarantee of the Notes. Any reference herein to the Offering Memorandum shall be deemed to refer to and include the documents incorporated by reference therein.


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          Holders of the Notes (including the Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, substantially in the form attached hereto as ANNEX A (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company and UtiliCorp will agree to file with the Securities and Exchange Commission (the "COMMISSION") (i) a registration statement under the Securities Act registering an issue of notes of the Company which are identical in all material respects to the Notes (the "EXCHANGE NOTES") and similarly entitled to the benefits of a guarantee which is identical in all material respects to the Guarantee (the "EXCHANGE NOTE GUARANTEE") (except that the Exchange Notes and the Exchange Note Guarantee will not contain terms with respect to transfer restrictions) to be offered in exchange for the Notes and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act.

          Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution thereof, except the Exchange Notes) shall bear the following legend:

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF UTILICORP CANADA FINANCE CORPORATION AND UTILICORP UNITED INC. THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (1) TO UTILICORP UNITED INC., UTILICORP CANADA FINANCE CORPORATION OR UTILICORP CANADA VENTURES LLC, (2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT."

          You have represented and warranted to the Companies that you will make offers (the "EXEMPT RESALES") of the Notes purchased by you hereunder on the terms set forth in the Offering Memorandum, solely to such persons ("ELIGIBLE PURCHASERS") whom you reasonably believe to be "qualified institutional buyers," as defined in Rule 144A under the Securities Act ("QIBS"). You will offer the Notes to Eligible Purchasers initially on terms described in the Offering Memorandum. Such terms may be changed at any time without notice.


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          1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANIES. The
Companies jointly and severally, represent, warrant and agree as follows:

               (a) The Offering Memorandum has been prepared by the Company and UtiliCorp for use by the Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company or UtiliCorp, is contemplated.

               (b) The Offering Memorandum as of its date did not, and the Offering Memorandum as of the Closing Date (as defined below) will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Offering Memorandum relating to the Purchasers and made in reliance upon and in conformity with information furnished to the Company and UtiliCorp in writing by or on behalf of the Purchasers expressly for use therein.

               (c) The documents incorporated by reference in the Offering Memorandum, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Offering Memorandum when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Exchange Act or 1934 (the "EXCHANGE ACT"), and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to statements in, or omissions from, the Offering Memorandum relating to the Purchasers and made in reliance upon and in conformity with information furnished to the Company and UtiliCorp in writing by the Purchasers expressly for use therein.

               (d) Neither the Company, UtiliCorp nor any of UtiliCorp's subsidiaries (each a "SUBSIDIARY" and, collectively, the "SUBSIDIARIES") has, since the date of the latest audited financial statements included or incorporated by reference in the Offering Memorandum, incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company, UtiliCorp and the Subsidiaries taken as a whole, or sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum; and, since the respective dates as of which information is given in the Offering Memorandum, there has not been any material change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company,


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UtiliCorp or any of the Subsidiaries or any material adverse change, or any development involving, or which may reasonably be expected to involve, a prospective material adverse change in or affecting the condition (financial or other), results of operations, business, prospects, net worth or assets of the Company, UtiliCorp and the Subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Offering Memorandum.

               (e) Each of this Agreement, the Indenture, the Guarantee, the Notes and the Registration Rights Agreement dated as of the date hereof among the Company, UtiliCorp and the Purchasers (the "REGISTRATION RIGHTS AGREEMENT") conform in all material respects to the descriptions thereof in the Offering Memorandum.

               (f) This Agreement has been duly authorized, executed and delivered by the Companies.

               (g) The Indenture has been duly authorized by each of the Company and UtiliCorp and, when duly executed and delivered by the Company, UtiliCorp and the Trustee (assuming due execution and delivery thereof by the Trustee), will be the legal, valid and binding obligation of each of the Company and UtiliCorp, enforceable against each of the Company and UtiliCorp in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

               (h) The Guarantee has been duly authorized by UtiliCorp and (when the Notes are executed and the Notes are authenticated in accordance with the Indenture and delivered pursuant to this Agreement) the Guarantee will be the legal, valid and binding obligation of UtiliCorp, enforceable against UtiliCorp in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

               (i) The Notes have been duly authorized by the Company and (when executed by the Company and authenticated in accordance with the Indenture and delivered and paid for pursuant to this Agreement) will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The Notes (when executed by the Company and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Purchaser thereof) will be entitled to the benefits of the Indenture (subject to the exceptions set forth in the preceding sentence).


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               (j) At or before the Closing Date, the Selling Noteholder will have valid and marketable title to the Notes to be sold by the Selling Noteholder under this Agreement, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind (collectively, a "LIEN"), other than pursuant to this Agreement; and upon delivery of such Notes and payment of the purchase price therefor as contemplated in this Agreement (assuming each Purchaser has no notice of any adverse claim, as defined in the Uniform Commercial Code as adopted in the State of New York (the "UCC")), each of the Purchasers will receive valid and marketable title to the Notes purchased by it from the Selling Noteholder, free and clear of any Lien.

               (k) The Exchange Note Guarantee has been duly authorized by UtiliCorp, and when executed, authenticated, issued and delivered in the manner provided for in the Indenture and the Registration Rights Agreement, the Exchange Note Guarantee will be the legal, valid and binding obligation of UtiliCorp entitled to the benefits of the Indenture in respect of the obligations of UtiliCorp thereunder and enforceable against UtiliCorp in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights and remedies generally and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

               (l) The Exchange Notes have been duly authorized by the Company, and when executed, authenticated, issued and delivered in the manner provided for in the Indenture and the Registration Rights Agreement, the Exchange Notes will be the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

               (m) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and UtiliCorp.

               (n) Each of the Company, UtiliCorp, the Selling Noteholder and the Subsidiaries that are significant to UtiliCorp as determined by reference to
Item 1-02 of Regulation S-X under the Securities Act ("SIGNIFICANT SUBSIDIARIES") has been duly incorporated or formed and is validly existing or formed in good standing under the laws of the jurisdiction of its incorporation or formation, with full power and authority to own or lease its properties and conduct its business as described in the Offering Memorandum, and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary (except where the failure to be so qualified and in good standing could not be reasonably expected to have a material adverse effect on the Company, UtiliCorp and the Subsidiaries taken as a whole). All of the outstanding shares of capital stock of the Company, all of the outstanding shares of capital stock of UtiliCorp, all of the outstanding membership interests of the Selling Noteholder and all of the outstanding shares of capital stock of each Significant Subsidiary, have been duly authorized and validly issued, are fully paid and


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nonassessable. All of the outstanding shares of capital stock of each
Significant Subsidiary are owned directly or indirectly by UtiliCorp (except for Aquila, Inc., of which UtiliCorp owns approximately 80% of the outstanding shares of capital stock), free and clear of any claim, lien, encumbrance or security interest except as otherwise disclosed in writing to you.

               (o) Neither the Company, UtiliCorp, the Selling Noteholder nor any of the Subsidiaries is, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, nor will the execution or delivery hereof or consummation of the transactions contemplated hereby result in a violation of, or constitute a default under, the certificate of incorporation, by-laws or other governing documents of any of the Companies or the Subsidiaries, or any agreement, indenture or other instrument to which any of the Companies or the Subsidiaries is a party or by which any of them is bound, or to which any of their properties is subject, nor will the performance by the Companies of their obligations hereunder violate any law, rule, administrative regulation or decree of any court or any governmental agency or body having jurisdiction over the Companies, the Subsidiaries or any of their properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of any of the Companies or the Subsidiaries, none of which would be material to the Company, UtiliCorp and the Subsidiaries taken as a whole. Except for permits and similar authorizations required under the Federal Power Act and the securities or Blue Sky laws of certain jurisdictions and the order of the Commission declaring the registration statement (to be filed pursuant to the Registration Rights Agreement) is effective, and except for such permits and authorizations as have been obtained, no consent, approval, authorization or order of any court, governmental agency or body or financial institution is required in connection with the consummation of the transactions contemplated by this Agreement.

               (p) Each of the Company, UtiliCorp, the Selling Noteholder and the Significant Subsidiaries have good and marketable title to all material real and personal property owned by them, in each case free and clear of all mortgages, liens, encumbrances and defects, except such as are described or referred to in the Offering Memorandum, or such as do not materially affect the values of such property and do not interfere with the use made or proposed to be made of such property by the Companies or the Significant Subsidiaries; and any real property and buildings held under lease by the Companies or the Significant Subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Companies or the Significant Subsidiaries.

               (q) Except as described in the Offering Memorandum, there is no litigation or governmental proceeding to which any of the Companies or the Subsidiaries is a party or to which any property of any of the Companies or the Subsidiaries is subject or which is pending or, to the knowledge of the Companies, contemplated against any of the Companies or the Subsidiaries which might result in any material adverse change in the condition (financial or other), results of operations, business, prospects, net worth or assets of the Company, UtiliCorp and the Subsidiaries taken as a whole or would materially and adversely affect the ability of the Companies to perform their respective obligations relating to the transactions contemplated in this Agreement.


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               (r) Neither the Company, UtiliCorp, the Selling Noteholder nor
any of the Subsidiaries is in violation of any law, ordinance, governmental rule or regulation or court decree to which it is subject which violation would have a material adverse effect on the condition (financial or other), results of operations, business, prospects, net worth or assets of the Company, UtiliCorp and the Subsidiaries taken as a whole.

               (s) Except as set forth in or contemplated by the Offering Memorandum, each of the Companies and the Subsidiaries hold all material patents, licenses, certificates and permits from governmental authorities necessary for the conduct of their respective present operations (except where failure to hold such patents, licenses, certificates and permits could not be reasonably expected to have a material adverse effect on the Company, UtiliCorp and the Subsidiaries taken as a whole).

               (t) Each of the Company and UtiliCorp maintains a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with their respective management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with their respective management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (u) To the best of the Company and UtiliCorp's knowledge, the accountants who have audited and reported upon the financial statements filed with the Commission which are incorporated by reference into the Offering Memorandum are certified public accountants and are independent accountants under the guidelines of the SEC. The consolidated financial statements and schedules (including the related notes) included or incorporated by reference in the Offering Memorandum fairly present the consolidated financial position, the results of operations and changes in financial condition of the entity or entities to which such statements relate at the respective dates and for the respective periods to which they apply. Such financial statements have been prepared in accordance with generally accepted accounting principles in the United States consistently applied, except as set forth therein. The other financial and statistical information and data set forth in the Offering Memorandum are fairly presented and have been prepared on a basis consistent with such financial statements and the books and records of the entities purported to be shown thereby.

               (v) Neither the Company, UtiliCorp, the Selling Noteholder nor any affiliate (as defined in Rule 501(b) of Regulation D ("REGULATION D") under the Securities Act) of the Companies has directly, or through any agent (PROVIDED that no representation is made as to the Purchasers or any person acting on their behalf), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities
Act) which is or could be integrated with the offering and sale of the Notes in a manner that would require the registration of the Notes under the Securities Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting


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whose attendees have been invited by any general solicitation or general advertising) in connection with the offering of the Notes. No securities of the same class as the Notes have been issued and sold by the Companies or any affiliate within the six-month period immediately prior to the date hereof.

               (w) Except as permitted by the Securities Act, neither the Company nor UtiliCorp have distributed nor, prior to the later to occur of the Closing Date and completion of the distribution of the Notes, will distribute any offering material in connection with the offering and sale of the Notes other than the Offering Memorandum.

               (x) When the Notes are issued and delivered pursuant to this Agreement, such Notes will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

               (y) Assuming (i) that your representations and warranties in
Section 2 hereof are true, (ii) compliance by you with your covenants set forth in Section 2 hereof and (iii) that each of the Eligible Purchasers is an entity that you reasonably believe to be a QIB, the purchase of the Notes by you pursuant hereto and the resale of the Notes pursuant to the Exempt Resales is exempt from the registration requirements of the Securities Act.

               (z) Neither the Company, the Selling Noteholder nor UtiliCorp is, and as of the Closing Date after giving effect to (i) the issuance of the Notes,
(ii) the other transactions contemplated hereunder and (iii) the application of the net proceeds therefrom as described in the Offering Memorandum, will be an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

               (aa) Except as disclosed in the Offering Memorandum, under current laws and regulations of Canada and any political subdivision or taxing authority thereof or therein, (i) no transaction tax, stamp tax or duty, or other similar tax or duty are payable because of or relating to the sale and delivery of the Notes as contemplated herein or any other transaction contemplated by this Agreement, nor in connection with the execution, delivery or enforcement of this Agreement; and (ii) all principal, premium, if any, interest and other payments due or made on the Notes shall be paid by the Company to the holder thereof in United States dollars and any payment may be freely transferred out of Canada and all such payments made to holders thereof who are non-residents of Canada will not be subject to income, withholding or other taxes under laws and regulations of Canada or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Canada or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Canada or any political subdivision or taxing authority thereof or therein.

               (bb) The choice of law provisions set forth in this Agreement are legal, valid and binding under the laws of Canada, and will be recognized and given effect to by the


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courts of Canada (unless a court determined that doing so would be contrary to public policy in Canada). The Company has the legal capacity to sue and be sued in its own name under the laws of Canada. The Company has, under the laws of Canada, the power to submit to the jurisdiction of the New York courts and the irrevocable submission of the Company to the jurisdiction of the New York courts and the waiver by the Company of any immunity and any objection to the venue of the proceeding in a New York court, included in this Agreement, are legal, valid and binding under the laws of Canada. Neither the Company nor any of its assets is entitled to immunity (or any similar defense) from suit, execution, attachment or other legal process in Canada in connection with any action that could arise under this Agreement, the Notes or the Indenture. This Agreement is in proper legal form under the laws of Canada, for the enforcement thereof against the Company, and nothing in Canadian law prevents suit upon this Agreement in the courts of Canada and it is not necessary (a) in order to enable the Purchasers to exercise or enforce their rights under this Agreement in Canada, or (b) by reason of the entry into and/or the performance of this Agreement, that the Purchasers or other persons should be licensed, qualified, authorized or entitled to do business in Canada.

          2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE PURCHASERS. Each of the Purchasers severally represents, warrants and agrees as to itself that:

               (a) Each of the Purchasers is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes.

               (b) Each of the Purchasers (i) is not acquiring the Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Notes in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; (ii) in connection with the Exempt Resales, will solicit offers to buy the Notes only from and will offer to sell the Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Offering Memorandum and will provide such Eligible Purchasers with a copy of the Offering Memorandum; and (iii) will not offer or sell the Notes pursuant to, nor has it offered or sold the Notes by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D; including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising).

               (c) Each of the Purchasers agrees not to cause any advertisement of the Notes to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Notes, except such advertisements as may be permitted by law and that would not require registration of the Notes or Guarantee under the Securities Act.

               (d) Each of the Purchasers understands that the Companies and, for purposes of the opinions to be delivered to you pursuant to Section 7 hereof, counsel to the Companies and counsel to the Purchasers, will rely upon the accuracy and truth of the foregoing representations and you hereby consent to such reliance.


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          Each of the Purchasers further severally agree as to itself that, in connection with the Exempt Resales, each will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, the Eligible Purchasers in Exempt Resales.

          3. PURCHASE OF THE SECURITIES BY THE PURCHASERS. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to issue and sell to the Selling Noteholder and the Selling Noteholder agrees to sell $200,000,000 in aggregate principal amount of Notes to the several Purchasers in the amounts set forth opposite their respective names in ANNEX B, attached hereto; and the Purchasers agree, severally and not jointly, to purchase the Notes set forth opposite their respective names in Annex B. The Purchasers will purchase the Notes from the Selling Noteholder at an aggregate purchase price equal to 99.913% of the principal amount thereof (the "PURCHASE PRICE"). The Purchase Price will be paid by way of an exchange of UtiliCorp Bonds, as identified in Annex C hereto, in an aggregate principal amount set forth opposite the name of each series of UtiliCorp Bonds in Annex C. UtiliCorp Bonds are the four series of debt securities issued by UtiliCorp set forth in Annex C.

          Simultaneously with the purchase by the several Purchasers and sale by the Selling Noteholder of the Notes, the Selling Noteholder will pay to the several Purchasers a commission equal to .650% of the principal amount of the Notes.

          The Selling Noteholder shall not be obligated to deliver any of the Notes to be delivered to you, except upon payment of all the Notes to be purchased on such Closing Date as provided herein.

          4. DELIVERY OF AND PAYMENT.

               (a) Delivery of and payment for the Notes, and payment of the commission payable to the several Purchasers, shall be made at the offices of Milbank, Tweed, Hadley & McCloy LLP, New York, New York, or at such other place as shall be agreed upon by the Purchasers and the Companies, at 9:00 A.M., New York time, on June 20, 2001, or at such other time or date, not later than seven full business days thereafter, as shall be agreed upon by the Purchasers and the Companies (such date and time of payment and delivery being referred to herein as the "CLOSING DATE").

               (b) One or more Notes in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), or such other names as the Purchasers may request upon at least one business day's notice to the Companies, having an aggregate principal amount at maturity corresponding to the aggregate principal amount of Notes sold pursuant to Eligible Resales (collectively, the "GLOBAL NOTES"), shall be delivered by the Selling Noteholder to the Purchasers, against payment by the Purchasers of the Purchase Price. In the case of payment of all or a portion of the Purchase Price in cash, the payment in cash shall be made by wire transfer of immediately available funds as the Selling Noteholder may direct by written notice delivered to you two business days prior to the Closing Date. In the case of payment of all or a portion of the Purchase Price by exchange of UtiliCorp Bonds, the payment by exchange of UtiliCorp Bonds shall be made by delivery to the Selling Noteholder of the


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UtiliCorp Bonds to be exchanged in payment for all or a portion of the Notes.
The Global Notes in definitive form shall be made available to you for inspection not later than 9:00 A.M. on the business day immediately preceding the Closing Date.

               (c) Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the parties hereunder.

          5. FURTHER AGREEMENTS OF THE COMPANY AND UTILICORP. The Company and UtiliCorp, jointly and severally, covenant and agree:

               (a) To advise CSFBC promptly and, if requested by CSFBC, to confirm such advice in writing, of (i) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of the Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by the Commission or any state securities commission or other regulatory authority, and (ii) the happening of any event that makes any statement of a material fact made in the Offering Memorandum untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company and UtiliCorp shall use their reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of the Notes under any state securities or Blue Sky laws and, if at any time any state securities commission shall issue any stop order suspending the qualification or exemption of the Notes under any state securities or Blue Sky laws, the Company and UtiliCorp shall use every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time with the Company and UtiliCorp jointly and severally incurring such expenses and fees relating to obtaining such withdrawal.


               (b) To furnish to you, without charge, as many copies of the Offering Memorandum as you may reasonably request. The Company and UtiliCorp consent to the use of the Offering Memorandum required pursuant to this Agreement, by you in connection with the Exempt Resales that are in compliance with this Agreement.

               (c) Not to amend or supplement the Offering Memorandum (including but not limited to making filings with the Commission incorporated by reference thereto) prior to the Closing Date or during the period referred to in subsection (d) below unless CSFBC shall previously have been advised of, and shall not have reasonably objected to, such amendment or supplement within a reasonable time, but in any event not longer than three days after being furnished a copy of such amendment or supplement. If, in connection with any Exempt Resales or market making transactions after the date of this Agreement any event shall occur that, in the judgment of the Company and UtiliCorp or in the judgment of counsel to CSFBC, makes any statement of a material fact in the Offering Memorandum untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements in the Offering Memorandum, in light of the circumstances at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with any applicable laws, the Company or UtiliCorp shall promptly notify CSFBC of such event and prepare an appropriate amendment or supplement to the Offering Memorandum so that (i) the statements in the Offering Memorandum will, in light of the circumstances at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, not be misleading and (ii) the Offering Memorandum will comply with applicable law. Neither CSFBC's consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

               (d) To arrange for the qualification of the Notes under the laws of such jurisdictions in the United States in accordance with the instructions of CSFBC; provided, however, that neither the Company nor UtiliCorp shall be obligated to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process in any jurisdiction in which it is not now so subject. The Company and UtiliCorp shall continue such qualification in effect so long as required by law for distribution of the Notes and shall file such consents to service of process or other documents as may be necessary in order to effect such qualification.

               (e) To each use its reasonable efforts to do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Notes.

               (f) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities
Act) that could be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the sale to you or the Eligible Purchasers of the Notes.

               (g) For a period beginning on this date and ending on the Closing Date, not to, directly or indirectly, sell, contract to sell, grant any option to purchase, issue any instrument convertible into or exchangeable for, or otherwise transfer or dispose of, any debt securities of the Company, UtiliCorp or any of the Subsidiaries from the date of issue of such securities, except with your prior consent.

               (h) To comply with their agreements set forth in the representation letters of the Company to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

               (i) In the case of UtiliCorp, to cause the net proceeds from the offering of the Notes to be used for the purposes specified in the Offering Memorandum under the caption "Use of Proceeds."

          6. EXPENSES. The Companies jointly and severally agree that, whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes (including, but not limited to VAT, where applicable) incident to and in connection with: (i) the preparation, printing and distribution of the Offering Memorandum (including, without limitation, financial statements; but not including, however, legal fees and expenses of your counsel incurred in connection therewith), (ii) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, any Blue Sky Memoranda and any other agreements, memoranda, correspondence and other documents printed and delivered in connection herewith and with the Exempt Resales (but not, however, legal fees and expenses of your counsel incurred in connection with the foregoing), (iii) the issuance and delivery by the Company of the Notes, (iv) the issuance and delivery by UtiliCorp of the Guarantee, (v) the delivery of the Notes and the Guarantee by the Selling Noteholder, (vi) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of your counsel relating to such registration or qualification), (vii) furnishing such copies of the Offering Memorandum as may be reasonably requested by the Purchasers for use in connection with their initial Exempt Resales, (viii) the preparation of certificates for the Notes including, without limitation, printing and engraving, (ix) the fees, disbursements and expenses of the counsel and accountants to the Companies, (x) all fees and expenses (including fees and expenses of counsel) of the Companies in connection with the approval of the Notes by DTC for "book-entry" transfer, (xi) the fees, disbursements and expenses of the Trustee and the Trustee's counsel and (xii) the performance by the Companies of their respective obligations under this Agreement to the extent not provided for above.

          7. CONDITIONS OF PURCHASERS' OBLIGATIONS. The obligations of the Purchasers hereunder are subject to the accuracy, when made and again on the Closing Date (as if made again on and as of such date), of the representations and warranties of the Companies contained herein, to the performance by the Companies of their respective obligations hereunder and to each of the following additional terms and conditions:

               (a) The Offering Memorandum shall have been printed and copies made available to you not later than 5:00 P.M., New York City time, on the second day following the date of this Agreement, or at such later date and time as you may approve in writing.

               (b) The Purchasers shall not have discovered and disclosed to the Company or UtiliCorp on or prior to such Closing Date that the Offering Memorandum contains an untrue statement of a fact which, in the opinion of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Purchasers, is material or omits to state a fact which, in the opinion of such counsel, is material and is necessary to make the statements, in light of the circumstances under which they were made, not misleading.

               (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Offering Memorandum and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Purchasers, and the Companies shall have furnished to such counsel all documents and information that such counsel may reasonably request to enable them to pass upon such matters.

               (d) Blackwell Sanders Peper Martin LLP, counsel for UtiliCorp and the Selling Noteholder, shall have furnished to the Purchasers its written opinion, addressed to the Purchasers and dated as of the Closing Date, in form and substance reasonably satisfactory to the Purchasers and their counsel, to the effect that:

               (i) UtiliCorp has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification (except where the failure to be so qualified and in good standing could not be reasonably expected to have a material adverse effect on UtiliCorp and its Subsidiaries taken as a whole), has duly obtained or has succeeded to and holds all material franchises and other governmental and corporate authority necessary to carry on the public utility business in which it is engaged and to own, lease and operate the properties in use in such business and the maintenance of such franchises and other authority is not subject to any burdensome restriction or condition of an unusual character (except as described in the Offering Memorandum);

               (ii) Each Significant Subsidiary of UtiliCorp (other than foreign subsidiaries) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation;

               (iii) The Selling Noteholder has been duly formed, is validly existing as a limited liability company in good standing under the laws of State of Delaware, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification (except where the failure to be so qualified and in good standing could not be reasonably expected to have a material adverse effect on UtiliCorp and its Subsidiaries taken as a whole);

               (iv) UtiliCorp has full corporate power and corporate authority to enter into and perform its obligations under this Agreement, the Guarantee, the Indenture and the Registration Rights Agreement;

               (v) The Selling Noteholder has valid and marketable title to the Notes to be sold by the Selling Noteholder pursuant hereto, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, and has full right, power and authority to sell, transfer and deliver the Notes pursuant hereto. By delivery of the Notes, the Selling Noteholder will transfer to the Purchasers who have purchased the Notes pursuant to this Agreement (assuming each such Purchaser has no notice of any adverse claim, as defined in Uniform Commercial Code as adopted in the State of New York (the "NYUCC")), valid and marketable title to the Notes, free and clear of any adverse claim (as defined in the NYUCC), pledge, Lien, security interest, charge, claim, equity or encumbrance of any kind.

               (vi) The Selling Noteholder has full power and authority to enter into and perform its obligations under this Agreement.

               (vii) This Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by UtiliCorp;

               (viii) This Agreement has been duly authorized, executed and delivered by the Selling Noteholder.

               (ix) The Indenture has been duly authorized, executed and delivered by UtiliCorp and (assuming due authorization, execution and delivery by the Trustee and the Company) constitutes a valid and binding agreement of UtiliCorp enforceable against UtiliCorp in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

               (x) The order of the Federal Energy Regulatory Commission authorizing the Guarantee of the Notes by UtiliCorp is in effect at the Closing Date and no other approval, authorization, consent or order of any federal, state or local commission or governmental authority (other than under Non-U.S. laws or state securities or Blue Sky laws as to which such counsel is not called upon to express an opinion) is required for the issuance and sale of the Notes and the giving of the Guarantee, or the performance by UtiliCorp of its other obligations under this Agreement or the Registration Rights Agreement, except such as are specified, obtained and in effect and except for filings with, and orders of, the Commission with respect to the registration statements required to be filed with the Commission pursuant to the Registration Rights Agreement, and the issuance and sale of the Notes hereunder and the giving of the Guarantee are in conformity with each such approval, authorization, consent and order;

               (xi) After due inquiry, such counsel does not know of any legal or governmental proceeding pending or threatened to which any of the Companies or the Significant Subsidiaries is a party or to which any of the properties of any of the Companies or the Significant Subsidiaries is subject that is required to be described in the Offering Memorandum (assuming the Offering Memorandum was part of a registration statement being filed with the Commission on the date hereof) and is not so described;

               (xii) The statements made (A) in the Offering Memorandum under the caption "Description of the Notes" and (B) in UtiliCorp's most recent Quarterly Report on Form 10-Q under the caption "Legal Proceedings," insofar as such statements constitute a summary of the documents, proceedings or legal matters referred to therein, fairly and accurately present the information called for with respect to such documents, proceedings and legal matters;

               (xiii) The Guarantee, when executed and delivered by UtiliCorp (assuming the due authorization, execution and delivery of the Indenture by the Trustee and the Company, the due execution of the Notes by the Company, and the due authentication of the Notes by the Trustee) will be entitled to the benefits of the Indenture in respect of the obligations of UtiliCorp thereunder and will be a valid and binding obligation of UtiliCorp enforceable against UtiliCorp in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

               (xiv) The Exchange Note Guarantee, when duly executed and delivered by UtiliCorp (assuming the due authorization, execution and delivery of the Indenture by the Trustee and the Company, the due execution of the Notes by the Company, and the due authentication of the Exchange Notes by the Trustee) will be entitled to the benefits of the Indenture in respect of the obligations of Utilicorp thereunder and will be a valid and binding obligation of UtiliCorp enforceable against UtiliCorp in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

               (xv) Neither the execution, delivery nor performance by UtiliCorp of this Agreement, the Indenture, the Guarantee, the Exchange Note Guarantee or the Registration Rights Agreement will violate any provision of applicable law that would be material to UtiliCorp and its Subsidiaries taken as a whole or the certificate of incorporation or the by-laws of UtiliCorp or breach, or result in a default under any agreement required to be filed as an exhibit with the Commission;

               (xvi) The documents incorporated by reference in the Offering Memorandum (except for the financial statements and related schedules and the other financial information and data therein as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and they have no reason to believe that any of such documents (except for the financial statements and related schedules and the other financial information and data therein, as to which such counsel need express no opinion), when they became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

               (xvii) They have no reason to believe that, as of its date, the Offering Memorandum (except for the financial statements and related schedules and the other financial information and data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or that, as of the Closing Date, the Offering Memorandum (except for the financial statements and related schedules and the other financial information and data therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

               (xviii) When the Notes are delivered by the Selling Noteholder pursuant to this Agreement, such Notes will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of UtiliCorp that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system;

               (xix) Assuming that (a) the representations and warranties in this Agreement are true, (b) compliance by each party with its covenants set forth in this Agreement, and (c) your compliance with the offering and transfer procedures and restrictions described in the Offering Memorandum, it is not necessary in connection with the offer, sale and delivery of the Notes hereunder or in connection with the initial resale of such Notes in the manner contemplated by this Agreement and the Offering Memorandum to register the Notes under the Securities Act (it being understood that such counsel expresses no opinion in this paragraph as to any subsequent resale of any Notes);

               (xx) Neither the Company, the Selling Noteholder nor UtiliCorp is, and immediately after giving effect to (A) the issuance of the Notes, (B) the other transactions contemplated hereunder and (C) the application of the net proceeds therefrom as described in the Offering Memorandum will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act; and

               (xxi) Neither the execution, delivery nor performance by the Selling Noteholder of this Agreement will violate any provision of applicable law that would be material to the Selling Noteholder and its Subsidiaries taken as a whole or the certificate of formation or the operating agreement of the Selling Noteholder or breach of any of the material terms and provisions of, or result in a default under any material agreement or other instrument binding upon the Selling Noteholder known to such counsel.

     In giving the foregoing opinions, such counsel may rely on (1) the opinions of local counsel, with respect to the opinion set forth in paragraph (i) above and (2) the opinions of local counsel and the opinion of Hogan & Hartson L.L.P., with respect to the opinion set forth in paragraph (x) above. Such counsel shall state that you and they are justified in relying on such opinions, policies and certificates. With respect to the opinions set forth in paragraphs (v), (ix),
(xiii) and (xiv) above, such counsel may assume that the instruments being opined on are enforceable against the Companies, as the case may be, under the law of New York, subject to the same qualifications set forth in such opinions.

          (e) Stewart, McKelvey, Stirling & Scales, Nova Scotia counsel for the Company, shall have furnished to the Purchasers its written opinion, addressed to the Purchasers and dated as of the Closing Date, in form and substance reasonably satisfactory to the Purchasers and their counsel, to the effect that:

               (i) The Company has been duly formed, is validly existing as an unlimited company in good standing under the laws of the Province of Nova Scotia and has duly obtained or has succeeded to and holds all material franchises and other governmental and corporate authority necessary to carry on the business in which it is engaged (except as described in the Offering Memorandum);

               (ii) The Company has full corporate power and corporate authority to enter into and perform its obligations under this Agreement, the Notes, the Indenture and the Registration Rights Agreement;

               (iii) This Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company;

               (iv) The Indenture has been duly authorized, executed and delivered by the Company;

               (v) No approval, authorization, consent or order of any national, provincial or other local commission or any other governmental authority in the province of Nova Scotia (other than under provincial securities or Blue Sky laws as to which such counsel is not called upon to express an opinion) is required for the issuance and sale of the Notes or the performance by the Company of its other obligations under this Agreement;

               (vi) The Notes have been duly authorized, executed and delivered by the Company;

               (vii) The Exchange Notes have been duly authorized by the Company;

               (viii) Neither the execution, delivery nor performance by the Company of this Agreement, the Indenture, the Notes, the Exchange Notes or the Registration Rights Agreement will violate any provision of applicable law or the certificate of formation or the by-laws of the Company; and

               (ix) In any proceeding brought before a court of competent jurisdiction in the Province of Nova Scotia (such court, a "LOCAL COURT" and such jurisdiction, the "LOCAL JURISDICTION") for the enforcement of this Agreement, the Indenture, the Notes, the Exchange Notes and the Registration Rights Agreement, the laws of the State of New York (being the stated governing laws of such documents) would, to the extent specifically pleaded and proven as a fact by expert evidence and subject to the Local Court's residual equitable jurisdiction, be applied by the Local Court to all issues which under the conflict of laws rules of the Province of Nova Scotia and the federal laws of Canada applicable therein are to be determined in accordance with the proper or governing law of a contract provided that the Local Court finds that such choice of law is BONA FIDE (in the sense that it was not made with a view to avoiding the consequences of the law of the jurisdiction with which the transaction has its most real and substantial connection), and except that in any such proceeding the Local Court:

          (A) will apply those laws of the Province of Nova Scotia which the Local Court would characterize as procedural and will not apply those laws of the State of New York which the Local Court would characterize as procedural;

          (B) will not apply those laws of the State of New York which the Local Court would characterize as revenue, expropriatory, penal or similar laws (and such counsel is not aware of any laws which would be so characterized and would be applied in enforcing such documents; and

          (C) will not apply those laws of the State of New York, the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the Local Jurisdiction and the federal laws of Canada applicable therein ("Public Policy"). Nothing has come to the attention of such counsel that would cause them to believe that Public Policy would be offended by the recognition of the choice of law made in such documents or by the enforcement of the provisions of such documents to the extent that such provisions would be enforceable under the laws of the State of New York.

               (x) Except as disclosed in the Offering Memorandum, under current laws and regulations of Canada and the Province of Nova Scotia, all principal, premium, if any, interest and other payments due or made on the Notes shall be paid by the Company to the holder thereof in United States dollars and any payment may be freely transferred out of Canada and all such payments made to holders thereof who are non-residents of Canada will not be subject to income, withholding or other taxes under laws and regulations of Canada or the Province of Nova Scotia and will otherwise be free and clear of any other tax, duty, withholding or deduction in Canada or the Province of Nova Scotia and without the necessity of obtaining any governmental authorization in Canada the Province of Nova Scotia.

               (xi) Under current laws and regulations of Canada and the Province of Nova Scotia, no transaction tax, stamp tax or duty, or similar tax or duty are payable because of or relating to the sale and delivery of the Notes or any other transaction contemplated by this Agreement, nor in connection with the execution, delivery or enforcement of this Agreement.

               (xii) The statements made in the Offering Memorandum under the caption "Tax Matters-Canadian Taxation" insofar as such statement constitutes a summary of the documents referred to therein, fairly present the information presented;

     With respect to the opinions set forth in paragraph (ix) above, such counsel may assume that the instruments being opined on are enforceable against the Company and UtiliCorp, as the case may be, under the law of New York, subject to the same qualifications set forth in such opinions.

          (f) The Purchasers shall have received from Milbank, Tweed, Hadley & McCloy LLP, counsel for the Purchasers, such opinion or opinions, dated as of the Closing Date, with respect to the issuance and sale of the Notes, and the giving of the Guarantee, the Offering Memorandum and other related matters as the Purchasers may reasonably require, and the Companies shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (g) The Purchasers shall have received from Andersen LLP a letter, dated as of the Closing Date, addressed to the Purchasers, confirming that such accountants are independent public accountants with respect to each of the Company and UtiliCorp and covering such other matters as the Purchasers may reasonably request and in form and substance satisfactory to the Purchasers.

          (h) Each of the Company and UtiliCorp shall have furnished to the Purchasers a certificate, dated as of the Closing Date, of its respective Chairman, President or Chief Financial Officer or, in the case of the Company, any other authorized person, stating that:

               (i) The respective representations, warranties and agreements of the Company and UtiliCorp in Section 1 hereof are true and correct as of such Closing Date and after giving effect to the consummation of the transactions contemplated by this Agreement; each of the Company and UtiliCorp has complied with all its respective agreements contained herein, and the condition set forth in Section 7(j) hereof has been fulfilled; and

               (ii) They have carefully examined the Offering Memorandum and, in their opinion as of its date and as of the Closing Date, the Offering Memorandum did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (i) The Selling Noteholder shall have furnished to the Purchasers a certificate, dated as of the Closing Date, of its Manager or other authorized person stating that the representations, warranties and agreements of the Selling Noteholder in Section 1 hereof are true and correct as of such Closing Date and after giving effect to the consummation of the transactions contemplated by this Agreement and the Selling Noteholder has complied with all its agreements contained herein.

          (j) Neither the Company, UtiliCorp nor any of the Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Memorandum any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company, UtiliCorp nor any of the Subsidiaries in the aggregate or any change, or any development involving a prospective change, that would have a material adverse effect, otherwise than as set forth or contemplated in the Offering Memorandum, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the payment for and delivery of the Notes being delivered on such Closing Date on the terms and in the manner contemplated in the Offering Memorandum.

          (k) Milbank, Tweed, Hadley & McCloy LLP shall have been furnished with such other documents and opinions, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Agreement and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

          (l) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company's or UtiliCorp's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's or UtiliCorp's debt securities.

          (m) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) a change in U.S., Canadian or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of CSFBC, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Notes, whether in the primary market or in respect of dealings in the secondary market, or (ii) (A) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of any of the Companies or the Subsidiaries which, in the judgment of a majority in interest of the Purchasers including CSFBC, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (B) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company or UtiliCorp on any exchange or in the over-the-counter market; (C) any banking moratorium declared by U.S. Federal, New York or Canadian authorities; or (D) any outbreak or escalation of major hostilities in which the United States or Canada is involved, any declaration of war by the U.S. Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers including CSFBC, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Notes.

          (n) The Federal Energy Regulatory Commission and any other commission or governmental authority having jurisdiction over any of UtiliCorp's public utility businesses or the business of the Company and the Selling Noteholders shall have issued all approvals, authorizations, consents and orders (the "REGULATORY ACTIONS") required thereby for the issuance and sale of the Notes and the giving of the Guarantee and the performance by the Companies of their respective obligations under this Agreement and the Registration Rights Agreement, each Regulatory Action shall be in effect, no proceedings to suspend the effectiveness of any Regulatory Actions shall be pending or threatened, no Regulatory Action shall contain any provision or condition that is unacceptable to the Purchasers, and the issuance and sale of the Notes hereunder and the giving of the Guarantee shall be in conformity with each Regulatory Action.

          (o) The Purchasers shall have received a counterpart of the Registration Rights Agreement which shall have been executed and delivered by a duly authorized officer of each of the Company and UtiliCorp.

          (p) All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Purchasers.

     8. INDEMNIFICATION AND CONTRIBUTION.

          (a) The Company and UtiliCorp, jointly and severally, agree to indemnify and hold harmless each Purchaser and each person, if any, who controls any Purchaser within the meaning of the Securities Act from and against any losses, claims, damages or liabilities (or actions in respect thereof), joint or several to which any Purchaser or controlling person may become subject, insofar as such losses, claims, damages, liabilities (or actions in respect thereof) are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum or arises out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Purchasers and such controlling persons for any legal and other expenses reasonably incurred by the Purchasers or controlling persons in investigating or defending or preparing to defend against any such losses, claims, damages, liabilities (or actions in respect thereof), in each case as such expenses are incurred; provided, however, that neither the Company nor UtiliCorp shall be liable in any case to the extent that any such loss, claim, damage or liability arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company and UtiliCorp by or on behalf of the Purchasers specifically for inclusion therein.

          (b) Each Purchaser will indemnify and hold harmless the Company and UtiliCorp, their respective directors and officers and each person who controls either the Company or UtiliCorp against any losses, claims, damages or liabilities (or actions in respect thereof) to which the Company or UtiliCorp may become subject, under the Act or otherwise, insofar as such losses, claims, damages, liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company and UtiliCorp by the Purchasers expressly for use therein, and will reimburse the Company and UtiliCorp for any legal or other expenses reasonably incurred by the Company or UtiliCorp in connection with investigating or defending any such action or claim as such expenses are incurred.

          (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party such indemnified party shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from such indemnifying party to the indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

          (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under
Section 8(a) or 8(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and UtiliCorp on the one hand and the Purchasers on the other from the offering of the Notes to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Companies on the one hand and relevant Purchaser(s) on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Companies on the one hand and the relevant Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from such offering of the Notes (before deducting expenses) received by the Companies bear to the total discounts and commissions received by the relevant Purchasers with respect to such offering, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and UtiliCorp on the one hand or the relevant Purchaser(s) on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, UtiliCorp and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the relevant Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes it purchased were sold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Purchasers of Notes in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to the Notes and not joint.

          (e) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

          (f) The obligations of the Company and UtiliCorp under this Section 8 shall be in addition to any liability which the Company or UtiliCorp, as the case may be, may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls a Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 8 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and UtiliCorp and to each person, if any, who controls the Company or UtiliCorp within the meaning of the Act.

          (g) The Purchasers confirm and the Company and UtiliCorp acknowledge that the statements under the caption "Plan of Distribution" in the Offering Memorandum constitute the only information concerning the Purchasers furnished in writing to the Company or UtiliCorp by or on behalf of the Purchasers specifically for inclusion in the Offering Memorandum.

     9. PURCHASER DEFAULT (a) If any Purchaser shall default in its obligation to purchase the Notes which it has agreed to purchase under this Agreement, the other Purchasers may in their discretion arrange for themselves or another party or parties to purchase such Notes on the terms contained herein. If within thirty-six hours after such default by any Purchaser the other Purchasers do not arrange for the purchase of such Notes, then the Selling Noteholder shall be entitled to a further period of thirty-six hours within which to procure another party or parties reasonably satisfactory to the Purchasers to purchase such Notes on such terms. In the event that, within the respective prescribed period, the Purchasers notify the Selling Noteholder that they have so arranged for the purchase of such Notes, or the Selling Noteholder notifies the

Purchasers that it has so arranged for the purchase of such Notes, the non-defaulting Purchasers or the Selling Noteholder shall have the right to postpone the Closing Date for such Notes for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Memorandum or any other documents or arrangements, and the Selling Noteholder agrees to file promptly any amendments or supplements to the Offering Memorandum which in the opinion of the non-defaulting Purchasers may thereby be made necessary.

          (b) If after giving effect to any arrangements for the purchase of the Notes of a defaulting Purchaser or Purchasers by the non-defaulting Purchasers and the Selling Noteholder as provided in subsection (a) above, the aggregate principal amount of such Notes which remains unpurchased does not exceed one-tenth of the aggregate principal amount of the Notes, then the Selling Noteholder shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Notes which such Purchaser agreed to purchase under this Agreement and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Notes which such Purchaser agreed to purchase under this Agreement) of the Notes of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

          (c) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Purchaser or Purchasers by the Non-defaulting Purchasers and the Selling Noteholder as provided in subsection (a) above, the aggregate principal amount of Notes which remains unpurchased exceeds one-tenth of the aggregate principal amount of the Notes, as referred to in subsection (b) above, or if the Selling Noteholder shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Notes of a defaulting Purchaser or Purchasers, then this Agreement relating to such Notes shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Selling Noteholder.

     10. TERMINATION. The obligations of the Purchasers hereunder may be terminated by the Purchasers by notice given to the Company and UtiliCorp prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Sections 7(l), 7(m) or 7(n) shall have occurred or if the Purchaser shall decline to purchase the Notes for any reason permitted under this Agreement.

     11. REIMBURSEMENT OF PURCHASER'S EXPENSES. If the Company or UtiliCorp shall fail to tender the Notes for delivery to the Purchasers or if UtiliCorp shall fail to provide the Guarantee by reason of any failure, refusal or inability on the part of the Company or UtiliCorp to perform any agreement on their part to be performed, or because any other condition of the Purchasers' obligations hereunder required to be fulfilled by the Company or UtiliCorp is not fulfilled, the Company and UtiliCorp agree to severally reimburse the Purchasers for all reasonable out-of-pocket expenses (including but not limited to the fees and disbursements of its counsel) incurred by the Purchasers in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Company and UtiliCorp shall severally pay the full amount thereof to the Purchasers.

     12. NOTICES, ETC. All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a) If to the Purchasers, shall be delivered or sent by mail, telex or facsimile transmission to: c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, New York 10010-3629, Attention: Transactions Advisory Group (Fax: 212-325-8278), with a copy to Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, NY 10005, Attention: Robert W. Mullen, Jr., Esq. (Fax: 212-822-5150); and

          (b) If to any of the Companies, shall be delivered or sent by mail, telex or facsimile transmission to: c/o UtiliCorp United Inc., 20 West Ninth Street, Kansas City, Missouri 64105, Attention: Chief Financial Officer (Fax:
816-467-9014), with a copy to the General Counsel (Fax: 816-467-9732).

     Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and UtiliCorp shall each be entitled to act and rely upon any request, consent, notice or agreement given or made by any Purchaser. Any notice of a change of address or facsimile transmission number must be given by the Company, UtiliCorp, the Selling Noteholder or by a Purchaser, as the case may be, in writing, at least three days in advance of such change.

     13. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers and, the Companies and, to the extent provided in Section 8 and Section 14 hereof, the officers and directors of the Companies and each person who controls the Companies or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No buyer of any of the Notes from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

     14. SURVIVAL. The respective indemnities, representations, warranties and agreements and other statements of the Purchasers and the Companies as set forth in this Agreement shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made on behalf of any Purchaser or any controlling person of any Purchaser or any of the Companies, or any officer or director or controlling person of any of the Companies, and shall survive delivery of and payment for the Notes.

     15. DEFINITION OF THE TERMS "BUSINESS DAY." For purposes of this Agreement "BUSINESS DAY" means any day on which the New York Stock Exchange, Inc. is open for trading.

     16. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

     By the execution and delivery of this Agreement, each of the Companies (i) acknowledge that it has, by separate written instrument, irrevocably designated and appointed CT Corporation System, located at 1633 Broadway, New York, New York 10019 (and any successor entity), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement that may be instituted in any federal or state court in the State of New York or brought under federal or state securities laws, and acknowledges that CT Corporation System has accepted such designation, (ii) submit to the nonexclusive jurisdiction of any such court in any such suit or proceeding, and (iii) agree that service of process upon CT Corporation System and written notice of said service to the Companies shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Each of the Company and UtiliCorp further agree to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect so long as any of the Securities shall be outstanding. To the extent that any of the Companies may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each hereby irrevocably waives such immunity in respect of this Agreement, to the fullest extent permitted by law.

     The obligation of the Company and UtiliCorp in respect of any sum due to the Purchasers shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by the Purchasers of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Purchasers may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Purchasers hereunder, the Company and UtiliCorp each agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Purchasers against such loss. If the United States dollars so purchased are greater than the sum originally due to the Purchasers hereunder, the Initial Purchasers shall agree to pay to the Company or UtiliCorp, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to the Purchasers hereunder.

     The parties hereby submit to the non-exclusive jurisdiction of the courts in the State of New York in the City of New York, and do hereby waive any right to trial by jury.

     17. COUNTERPARTS. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

     18. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing correctly is in accordance with your understanding, please sign and return to us nine (9) counterparts hereof.

                                       Very truly yours,


                                       UTILICORP CANADA FINANCE
                                       CORPORATION


                                       By: /s/ Steve Raniseth
                                           ________________________________
                                           Name:   Steve Raniseth
                                           Title:  Treasurer


                                       UTILICORP CANADA VENTURES LLC


                                       By:     /s/ Dale J. Wolf
                                           _________________________________
                                           Name:   Dale J. Wolf
                                           Title:  Vice President/Finance


                                       UTILICORP UNITED INC.


                                       By:    /s/ Dale J. Wolf
                                           __________________________________
                                           Name:  Dale J. Wolf
                                           Title: Vice President - Finance and
                                                  Treasurer

Accepted:

CREDIT SUISSE FIRST BOSTON CORPORATION
TD SECURITIES (USA) INC.
BMO NESBITT BURNS CORP.
RBC DOMINION SECURITIES CORPORATION
  as the Purchasers


By:  CREDIT SUISSE FIRST BOSTON
     CORPORATION


By:        /s/ John Rice
     _______________________________
     Name:     John Rice
     Title:    Director

                                                                         ANNEX A

                                                                         ANNEX B



                                                         Principal Amount of
                Purchasers                              Notes to be Purchased
------------------------------------------      -------------------------------
Credit Suisse First Boston Corporation........            $  70,000,000

TD Securities (USA) Inc.......................               70,000,000

BMO Nesbitt Burns Corp........................               44,000,000

RBC Dominion Securities Corporation ..........               16,000,000
                                                         --------------

         Total................................             $200,000,000
                                                         ==============

                                                                         ANNEX C




                                                                Aggregate Principal
                                                              Amount to be Exchanged
                   UtiliCorp Bonds                               as Purchase Price
-------------------------------------------------------       ----------------------
1.  UtiliCorp United Inc. 8.27% Senior Notes due 2021               $50,900,000

2.  UtiliCorp United Inc. 9.00% Senior Notes due 2021                13,250,000

3.  UtiliCorp United Inc. 8.00% Senior Notes due 2023                33,228,000

4.  UtiliCorp United Inc. 8.20% Senior Notes due 2007               $93,095,000



















                                      C-1